Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 15d-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, Dan Caruso, Chief Executive Officer of Zayo Group, LLC, certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q of Zayo Group, LLC; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 24, 2012	By:	/s/ Dan Caruso
Dan Caruso
Chief Executive Officer